Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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:
In re:	:	Chapter 11
:
DENDREON CORPORATION, et al.,	:	Case No. 14-12515 (LSS)
:
Debtors.[1]	:	Jointly Administered
:
	:	Related Docket No. 17, 62, 124, 188, 195, 230, 314, 330, 332, 355
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NOTICE OF (I) SUCCESSFUL BIDDER AND OF ASSUMPTION

AND ASSIGNMENT OF EXECUTORY CONTRACT OR UNEXPIRED LEASE

AND (II) CANCELLATION OF AUCTION

PLEASE TAKE NOTICE THAT:

1.        Pursuant to the Order (I) Establishing Bidding Procedures Relating to the Sale of Substantially All of the Debtors’ Assets; (II) Establishing Procedures for the Debtors to Enter Into Stalking Horse Agreement With Bid Protections in Connection With a Sale of Substantially All of the Debtors’ Assets; (III) Establishing Procedures Relating to the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, Including Notice of Proposed Cure Amounts; (IV) Approving Form and Manner of Notice of All Procedures, Protections, Schedules and Agreements, (V) Scheduling a Hearing to Consider the Proposed Sale, and (VI) Granting Certain Related Relief [Docket No. 195] (the “Bidding Procedures Order”) entered by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on December 17, 2014, and the Order (A) Approving Stalking Horse Bidder and Authorizing Bid Protections in Connection with the Sale of Substantially All of the Debtors’ Assets, (B) Rescheduling the Hearing to Approve Such Sale and (C) Granting Related Relief [Docket No. 355] entered by the Bankruptcy Court on February 5, 2015, the above captioned debtors and debtors in possession (collectively, the “Debtors”) have accepted the bid of Valeant Pharmaceuticals International, Inc. for the purchase of all or substantially all of the Debtors’ assets. The terms of the bid are set forth in the acquisition agreement (the “Acquisition Agreement”), dated as of February 4, 2015 between the Debtors and Valeant Pharmaceuticals International, Inc. (the “Stalking Horse Bidder” or the “Purchaser”), substantially in the form attached hereto as Exhibit A.

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Dendreon Corporation (3193), Dendreon Holdings, LLC (8047), Dendreon Distribution, LLC (8598) and Dendreon Manufacturing, LLC (7123). The address of the Debtors’ corporate headquarters is 1301 2nd Avenue, Seattle, Washington 98101.

2.        Pursuant to the Bidding Procedures Order, as the Debtors did not receive any Qualified Bids2 by the Bid Deadline other than that submitted by the Stalking Horse Bidder, the Debtors have cancelled the Auction scheduled for February 12, 2015 at 10:00 a.m. (prevailing Eastern Time).

3.        At the Sale Hearing to be held on February 20, 2015 at 10:00 a.m. (prevailing Eastern Time) before the Honorable Laurie Selber Silverstein, in the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, 6th Floor, Courtroom 2, Wilmington, Delaware 19801, the Debtors will seek entry of an order (i) approving the sale of all or substantially all of the Debtors’ assets free and clear of all liens, claims, interests and encumbrances; (ii) authorizing the assumption and assignment of certain executory contracts and unexpired leases; and (iii) granting certain related relief.

4.        Objections, if any, to the adequate assurance performance by the Purchaser or changes to the Acquisition Agreement, must: (a) be in writing; (b) comply with the Bankruptcy Rules and Local Bankruptcy Rules; and (c) be filed with the clerk of the Bankruptcy Court for the District of Delaware, Third Floor, 824 North Market Street, Wilmington, Delaware 19801, on or before 10:00 a.m. (prevailing Eastern Time) on February 20, 2015; and be served upon: (1) the Debtors, 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attention: Robert L. Crotty; (2) counsel for the Debtors, Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, Attention: Ken Ziman, Esq. (ken.ziman@skadden.com), 155 N. Wacker Drive, Chicago, IL, 60606, Attention: Felicia Perlman, Esq. (felicia.perlman@skadden.com), 500 Boylston Street, Boston, MA 02116, Attention: Graham Robinson, Esq. (graham.robinson@skadden.com) and One Rodney Square, 920 N. King Street, Wilmington, Delaware 19801, Attention: Sarah E. Pierce (sarah.pierce@skadden.com); (3) financial advisor to the Debtors, Lazard Frères & Co. LLC, 30 Rockefeller Plaza, New York, NY 10020, Attention: Sven Pfeiffer (sven.pfeiffer@lazard.com) and Brandon Aebersold (brandon.aebersold@lazard.com); (4) counsel to the Unaffiliated Noteholders, Brown Rudnick LLP, One Financial Center, Boston, Massachusetts 02111, Attention: Steven D. Pohl, Esq. (spohl@brownrudnick.com); (5) counsel to the Deerfield Noteholders, Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, Attention: John C. Longmire, Esq. (jlongmire@willkie.com); (6) counsel to the indenture trustee for the Debtor’s 2.875% Convertible Senior Notes due 2016, Carter Ledyard & Milburn LLP , 2 Wall Street, New York, NY 10005, Attention: Leonardo Trivigno, Esq. (trivigno@clm.com); (7) counsel to the Official Committee of Unsecured Creditors, Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Michael H. Torkin, Esq., (torkinm@sullcrom.com) and Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801, Attention Pauline K. Morgan, Esq. (pmorgan@ycst.com); (8) the Office of the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware 19801, Attention: David Buchbinder, Esq. (fax: (302) 573-6497) and (9) counsel to Valeant Pharmaceuticals International, Inc., Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, Attention: Ronit J. Berkovich (ronit.berkovich@weil.com). UNLESS AN OBJECTION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH

[2]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Bidding Procedures Order or the Bidding Procedures attached thereto as Exhibit 1.

THIS NOTICE, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT AND THE BANKRUPTCY COURT MAY GRANT THE RELIEF REQUESTED WITHOUT FURTHER HEARING AND NOTICE.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Pursuant to 11 U.S.C. § 365 there is adequate assurance of the Purchaser’s future performance under the executory contract or unexpired lease to be assumed and assigned because of the demonstrated financial wherewithal of the Purchaser. Moreover, if necessary, the Debtors will adduce facts at the hearing on any objection demonstrating the financial wherewithal of the Purchaser, and their willingness and ability to perform under the contracts to be assumed and assigned by them.

Dated:	Wilmington, Delaware
February 10, 2015

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ Sarah S. Pierce
Anthony W. Clark (I.D. No. 2051)
Sarah E. Pierce (I.D. No. 4648)
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Telephone: (302) 651-3000
Fax: (302) 651-3001

- and -
Kenneth S. Ziman
Raquelle L. Kaye
Four Times Square
New York, New York 10036-6522
Telephone: (212) 735-3000
Fax: (212) 735-2000

- and -
Felicia Gerber Perlman
155 N. Wacker Drive
Chicago, Illinois 60606-1720
Telephone: (312) 407-0700
Fax: (312) 407-0411

Counsel for Debtors and Debtors in Possession

EXHIBIT A

Acquisition Agreement